ASSIGNMENT AND LICENSE AGREEMENT
THIS ASSIGNMENT AND LICENSE AGREEMENT (“Agreement”) is entered into and effective this 31st day of December, 2008 (“Effective Date”), by and between The Foundry, Inc., a Delaware corporation, having a place of business at 199 Jefferson Drive, Menlo Park, CA 94025 (“The Foundry”), and Miramar Labs, Inc. (previously known as Foundry Newco X, Inc.), a Delaware corporation, having a place of business at 199 Jefferson Drive, Menlo Park, CA 94025 (“Miramar”).
RECITALS
The Foundry is the owner or co-owner of certain patent applications defined below as the Assigned Patents; and
The Foundry is the owner or co-owner of certain inventions, trade secrets and know-how, defined below as the Assigned Technology; and
The Foundry has certain obligations to Cabochon Aesthetics, Inc. a company having a place of business at 127 Independence Drive, Menlo Park, California (“Cabochon”); and
Miramar desires to obtain an assignment of the Assigned Patents and Assigned Technology, subject to a license back to The Foundry, the terms of which are set forth in the attached agreement; and
Miramar and The Foundry entered into a Technology Agreement dated April 18, 2006 (“Technology Agreement”) which was terminated by its terms on April 18th, 2008; and
Miramar and The Foundry entered into a Technology License and Royalty Agreement effective November 12, 2007 (“License and Royalty Agreement”); and
Miramar and The Foundry desire that, upon execution of this Agreement, the License and Royalty Agreement will be terminated along with all of the rights and obligations set forth therein; and
Miramar and The Foundry desire that that their rights and obligations with respect to the Assigned Patents (defined below) and Assigned Technology (defined below) shall be fully defined by the terms of this Agreement.
NOW, THEREFORE, in consideration of the assignments, licenses, premises, mutual promises and covenants contained herein, the parties agree as follows:
1.DEFINITIONS
For purposes of this Agreement, the following terms shall have the meanings set forth below:

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1.1    “Affiliate” shall mean corporations and other legal entities that own or are at least 50% owned and/or controlled by a party hereto, its successors and/or assignees.
1.2    “Assigned Patents” shall mean the patents and patent applications listed in Exhibit A of this Agreement and other presently existing or subsequently obtained continuations, divisionals and continuations-in-part thereof, all patents issuing on any of the preceding applications, any reissue certificates or certificates of correction for the foregoing patents, any patents issuing from reexamination or interference of the foregoing patents and patent applications, and any foreign counterparts claiming priority to the foregoing.
1.3    “Assigned Technology” shall mean all Inventions, trade secrets and Know-How owned by or developed by or for The Foundry on or before November 9th, 2009, wherein such Assigned Technology is:
(a)    described or claimed in the Assigned Patents; or
(b)    in Miramar’s Field.
1.4    “Cabochon” is defined in the Recitals.
1.5    “Cellulite” (also known as adiposis edematosa, dermopanniculosis deformans, status protrusus cutis, and gynoid lipodystrophy) shall mean dimpling of the skin.
1.6    “Cellulite License” shall mean the license granted in Section 2.3(b).
1.7    “Cellulite Treatment” shall mean any treatment which would require approval by the FDA or other appropriate regulatory body, if used for the reduction of the appearance of Cellulite.
1.8    “Combination Element” shall mean any product, component or service that has independent value but for which no payment would be due hereunder if sold separately from a Covered Product.
1.9    “Combined Product” shall mean a Covered Product sold in combination with a Combination Element.
1.10    “Compensation Payment” is defined in Section 3.1.
1.11    “Confidential Information” is defined in Section 9.3(a).
1.12    “Contingent Net Sales” shall mean gross receipts derived by Miramar its Affiliates, Covered Licensees, successor(s) and/or assigns from sales of products or services less:
(a)    any discounts, rebates or allowances to customers;

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(b)    any refunds for returned goods;
(c)    any retroactive price reductions;
(d)    any excise, sales, use, value added and similar taxes and duties; and
(e)    any packaging costs, handling fees and prepaid freight.
Sales of products or services between or among Miramar, its Affiliates and Covered Licensees shall be excluded from the computation of Contingent Net Sales if such sales are not intended for end use, but Contingent Net Sales shall include the subsequent final sales to third party customers or end users by Miramar or any such Affiliates or Covered Licensees.
1.13    “Contingent Payment(s)” is defined in Section 3.4.
1.14    “Covered Licensees” shall mean any entity authorized by Miramar, its successors and/or assigns to make, have made, sell or offer to sell a Covered Product. For clarity, a Covered Licensee shall not include any entity that distributes Covered Products, but Contingent Net Sales shall include amounts received from such a distributing entity upon the sale of Covered Products to such distributing entity for resale.
1.15    “Covered Product(s)” shall mean, except as expressly set forth herein: (a) all Patented Products and (b) any product or service intended for application in Miramar’s Field. Except as expressly set forth in the next sentence, in no event shall Covered Product be interpreted or construed to include a product or service acquired from a third party unless such product or service is also a Patented Product. Notwithstanding the foregoing, products and services developed by third party developers, consultants or design contractors under contract to Miramar or any Miramar Affiliate shall be Covered Products.
1.16    “Designee” is defined in Section 3.8(b).
1.17    “Early Payment” is defined in Section 3.2.
1.18    “Effective Date” is defined in the Preamble.
1.19    “Exclusive Cellulite License” shall mean the license granted in Section 2.3(b)(ii).
1.20    “Exclusive Grantback License” shall mean the license granted in Section 2.3
(a)(ii).
1.21    “Exclusive Ultrasound License” shall mean the license granted in Section
2.3(a)(iii).
1.22    “Grantback License” shall mean the license granted in Section 2.3(a).

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1.23    “Invention(s)” shall mean, collectively and individually, any idea, design, concept, technique, apparatus, method, discovery or improvement, whether or not patentable, that is conceived or reduced to practice.

1.24    “Know-How” shall mean data, instructions, processes, formulas, expert opinions and information.
1.25    “Licensed Applications” shall mean US Provisional Application Serial Number 60/912,899, Methods and Apparatus for Sweat Reduction and US Provisional Application Serial Number 61/013,274, Methods, Devices and Systems for Non-Invasive Delivery of Microwave Therapy.
1.26    “Licensed Claim(s)” shall mean any claim of the Assigned Patents which is fully supported by the disclosure of the Licensed Applications.
1.27    “Licensed Technology” shall mean Assigned Technology which is fully described in the Licensed Applications.
1.28    “License and Royalty Agreement” is defined in the Recitals.
1.29    “Microwave Energy” shall mean electromagnetic energy having a fundamental frequency between 100MHz and 30GHz.
1.30    “Miramar” is defined in the Preamble.
1.31    “Miramar’s Field” shall mean Miramar’s Alternate Field and/or Miramar’s Microwave Field.
1.32    “Miramar’s Alternate Field” shall mean energy-based treatments, other than Ultrasonic Energy or Microwave Energy, for sweat reduction, acne, hair removal, skin tightening and spider veins.
1.33    “Miramar’s Microwave Field” shall mean the delivery of Microwave Energy to epidermal, dermal and subdermal tissue, including, without limitation, microwave based treatments for sweat reduction, acne, hair removal, skin tightening and spider veins.
1.34    “Miramar Product” is defined in Section 2.3(a).
1.35    “Net Selling Price” shall mean the selling price of an individual product or service after taking into account the deductions set forth in the definition of Contingent Net Sales and the calculation for Combined Products set forth in Section 3.6, if applicable.
1.36    “New Owner” is defined in Section 9.6(a).

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1.37    “Non-Exclusive Cellulite License” shall mean the license granted in Section
2.3(b)(i).
1.38    “Non-Exclusive Grantback License” shall mean the license granted in Section 2.3(a)(i).

1.39    “Original Notice” is defined in Section 2.4(a).
1.40    “Patented Product Payment” is defined in Section 3.4(b).
1.41    “Patented Products” shall mean any product or service, the sale of which would, but for the licenses thereto or Miramar’s ownership thereof, infringe one or more Valid Claim(s) of the Assigned Patents in the United States, its territories and possessions and any other countries in which Valid Claims are granted under the Assigned Patents, including export sales originating in the United States.
1.42    “Related Documentation” shall mean notebooks (or relevant portions thereof), Confidential Information, and other similar documentation owned or controlled by The Foundry and relating to, or reasonably necessary for the practice of any service, process, product or method which is in Miramar’s Field and is covered by or described in the Assigned Patents or the Assigned Technology.
1.43    “Retained Technology” shall mean all patents, patent applications, Inventions, trade secrets, Know-How or documentation owned or controlled by The Foundry, but excluding the Assigned Patents and Assigned Technology, as of the Effective Date or developed by or for The Foundry on or before November 9th, 2009, wherein use of such patents, patent applications, Inventions, trade secrets, Know-How or documentation is reasonably necessary for the practice of any service, process, product or method which is in Miramar’s Field and is covered by or described in the Assigned Patents or Assigned Technology. Retained Technology shall further include any patents or patent applications assigned to The Foundry pursuant to Section 5.3.
1.44    “Settlement Date” shall mean the date Miramar fully satisfies the payment obligations set forth in Section 3.1 below.
1.45    “Technology Agreement” is defined in the Recitals.
1.46    “The Foundry” is defined in the Preamble.
1.47    “Ultrasonic Energy” shall mean acoustic energy having a frequency between 10 Kilohertz and 200 Megahertz .
1.48    “Valid Claim” shall mean any issued claim of a patent included within the Assigned Patent(s). Notwithstanding the foregoing, the term “Valid Claim” shall not include:

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(a)    any claim that has been declared or rendered invalid or has otherwise become unenforceable by reissue, or a decision or judgment of a court of competent jurisdiction;
(b)    any claim that has expired;
(c)    any claim that has been rejected by the appropriate patent office in a final action from which all available appeals have been taken; or
(d)    any claim that, with the written consent of The Foundry, which consent shall not be unreasonably withheld, has been disclaimed, lapsed, or abandoned.
2.    GRANT OF RIGHTS
2.1    Assignment. The Foundry hereby agrees to assign and hereby does assign to Miramar, its entire right, title and interest in and to the Assigned Patents, Assigned Technology and Related Documentation. The Foundry agrees to execute a patent assignment substantially in the form of the document attached as Exhibit B. The Foundry further agrees to execute and to require its employees, contractors and agents to execute and deliver all documentation which may be reasonably necessary to effectuate the assignment(s) set forth herein. Without limiting the foregoing, The Foundry shall be entitled to retain copies of such Related Documentation.
2.2    Miramar License. The Foundry hereby grants to Miramar, and Miramar hereby accepts, a non-exclusive, worldwide, irrevocable, royalty-free license under the Retained Technology to make, have made, use, import, offer for sale and sell any and all products, and to practice any and all methods in Miramar’s Field. Miramar shall have the right to sublicense any of the rights provided to it by the terms of this Section 2.2. Miramar shall, subject only to its obligations under Section 9.6(a), have the right to transfer or assign any of the rights granted under this Section 2.2.
2.3    Foundry Licenses. Miramar hereby grants to The Foundry, and The Foundry hereby accepts the following licenses.
(a)    Grantback License. Miramar hereby grants to The Foundry, and The Foundry hereby accepts a worldwide, royalty-free license under the Licensed Claims and under the Licensed Technology to make, have made, use, import, offer for sale and sell any and all services, processes or products outside Miramar’s Field. Miramar hereby grants to The Foundry, and The Foundry hereby accepts a worldwide, royalty-free license under the Licensed Claims and under the Licensed Technology to practice any and all methods included within Miramar’s Field so long as such methods are practiced solely outside Miramar’s Field. The Foundry shall, subject to the restrictions set forth herein, have the right to transfer or sublicense any of the rights provided to it by the terms of this Section 2.3(a) to any third party. In no event shall anything in this Section 2.3(a) be interpreted or construed to grant The Foundry a license to make, have made, use, import, offer for sale and sell any service, process, product or practice any method within Miramar’s Field (each, a “Miramar Product”) solely because such a service, process,

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product or method licensed under this Section 2.3(a) is included as a component of such Miramar Product.
(i)    Non-Exclusive Grantback License. Except as expressly set forth in Section 2.3(a)(iii), The Foundry’s license to make, have made, use, import and practice under this Section 2.3(a) shall be non-exclusive. Notwithstanding the foregoing, aside from conducting research, development and clinical trials for Miramar and its Affiliates, Miramar shall not have the right to grant to any third party, but excluding any Affiliate, any license under the Licensed Claims or under the Licensed Technology (a) to make, have made, use, or import any services, processes or products outside Miramar’s Field, or (b) to practice outside Miramar’s Field any methods included within Miramar’s Field.
(ii)    Exclusive Grantback License. The Foundry’s license to offer for sale and sell under this Section 2.3(a) shall be exclusive. The Foundry’s license under this Section 2.3(a) shall include the exclusive right to advertise and promote services, processes and products outside Miramar’s Field.
(iii)    Exclusive Ultrasound License. The Foundry’s license to make, have made, use, import, offer for sale and sell services, processes, and products using Ultrasonic Energy for the treatment of biological tissue and to practice methods using Ultrasonic Energy for the treatment of biological tissue under Section 2.3(a) shall be exclusive, transferable, and irrevocable. In no event shall this Section 2.3(a)(iii) be interpreted or construed to preclude Miramar from incorporating any ultrasonic visualization technology into its services, processes, products or methods.
(b)    Cellulite License. Miramar hereby grants to The Foundry, and The Foundry hereby accepts, a worldwide, royalty-free license in Miramar’s Microwave Field under the Licensed Claims and under the Licensed Technology (i) to make, have made, use, import, offer for sale and sell services, processes or products for Cellulite Treatment, and (ii) to practice methods for Cellulite Treatment. The Foundry shall, subject to the restrictions set forth herein, have the right to sublicense any of the rights provided under this Section 2.3(b) to Cabochon or to any entity acquiring substantially all of the assets of Cabochon to which this license pertains, whether by merger, reorganization, acquisition, operation of law or otherwise.
(i)    Non-Exclusive Cellulite License. The Foundry’s license to make, have made, use, import and practice under this Section 2.3(b) shall be non-exclusive. Notwithstanding the foregoing, aside from conducting research, development and clinical trials for Miramar and its Affiliates, Miramar shall not have the right to grant to any third party, but excluding any Affiliate, any license in Miramar’s Microwave Field under the Licensed Claims or under the Licensed Technology (a) to make, have made, use, or import any services, processes or products for Cellulite Treatment, or (b) to practice any methods for Cellulite Treatment.
(ii)    Exclusive Cellulite License. The Foundry’s license to offer for sale and sell under this Section 2.3(b) shall be exclusive. The Foundry’s license under this Section 2.3

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(b)(ii) shall include the exclusive right to advertise and promote services, processes and products which are covered by the Licensed Claims or described in the Licensed Technology for Cellulite Treatment. In no event shall the license granted in this Section 2.3(b)(ii) be interpreted or construed to preclude Miramar from offering for sale, selling, advertising or promoting any services, processes or products or practicing any methods for any indication other than Cellulite Treatment.
2.4    Right of First Negotiation and Reversion. With respect to the licenses set forth in Section 2.3 above Miramar and The Foundry hereby agree as follows:
(a)    Right of First Negotiation. Except with respect to the Exclusive Ultrasound License set forth in Section 2.3(a)(iii), in the event that The Foundry wishes to transfer or sublicense all or a portion of its rights under the Grantback License set forth in Section 2.3(a) to any third party, including, without limitation, any Affiliate of The Foundry, The Foundry shall provide Miramar with written notice (“Original Notice”) of its intention to transfer or sublicense such rights and the proposed scope of such sublicense or transfer. Miramar shall, thereafter, have forty-five (45) days to notify The Foundry of its desire to negotiate for the return of such rights. Miramar and The Foundry shall, thereafter have forty-five (45) days to negotiate in good faith mutually agreeable terms for such rights. In the event that Miramar and The Foundry are unable to negotiate mutually agreeable terms with in ninety (90) days of the date Miramar receives such Original Notice, The Foundry shall have the right, subject to its obligations under this Agreement, to transfer or sublicense the rights identified in the Original Notice to any such third party.
(b)    Reversion. The Foundry shall, subject to the restrictions set forth herein, have the right to sublicense any of the rights set forth in Section 2.3(b) to Cabochon or any entity acquiring substantially all of the assets of Cabochon to which this license pertains, whether by merger, reorganization, acquisition, operation of law or otherwise. The Foundry shall have no right to sublicense any of the rights set forth in Section 2.3(b) to any company other than Cabochon or any entity acquiring substantially all of the assets of Cabochon. The Foundry shall have no right to transfer the rights set forth in Section 2.3(b). In the event that Cabochon has not used Microwave Energy for Cellulite Treatment in patients in a clinical trial setting wherein such clinical trial is approved by an appropriate ethics committee or investigational review board (IRB) on or before May 1, 2010, the Cellulite License granted under Section 2.3(b) shall be terminated and all rights granted to The Foundry under Section 2.3(b) shall revert to Miramar. Notwithstanding the achievement of the milestone set forth in the preceding sentence, in the event that Cabochon has not obtained either CE approval or FDA clearance for Cellulite Treatment using Microwave Energy in patients on or before three (3) years from the Effective Date, the Cellulite License granted under Section 2.3(b) shall be terminated and all rights granted to The Foundry under Section 2.3(b) shall revert to Miramar.
2.5    Option. Miramar shall, at any time during the term of this Agreement, have the right to terminate the Grantback License upon payment of a one time fee, such fee to be determined by mutual agreement of The Foundry and Miramar at the time of Miramar’s exercise of such right. Such termination shall not result in the revocation of the Exclusive Ultrasound

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License, the Cellulite License or any rights previously sublicensed or transferred by The Foundry pursuant to the procedure set forth in Section 2.4. In the event that Miramar exercises its option under this Section 2.5, Miramar’s Field shall be expanded to include all fields not previously sublicensed or transferred by The Foundry pursuant to the procedure set forth in Section 2.4. For avoidance of doubt, upon Miramar’s exercise of the option in this Section 2.5, any Covered Products within such expanded field shall be subject to Contingent Payments in accordance with Section 3.4. In no event shall anything in this Section 2.5 be interpreted or construed to expand Miramar’s Field to include the use of Ultrasonic Energy for the treatment of biological tissue. Notwithstanding the foregoing, Miramar may not exercise its option under this Section 2.5 during any time in which The Foundry is in negotiations with a potential sublicensee, transferee, or assignee of any of The Foundry’s rights under this Agreement, without the Foundry’s written consent.
2.6    Access to Related Documentation. In the event and to the extent necessary to exercise its rights or meet its obligations under this Agreement, The Foundry shall have the right, during normal business hours and at Miramar’s facilities, to inspect and copy Related Documentation and Miramar shall make such Related Documentation available to The Foundry, provided that The Foundry gives Miramar at least two (2) business days notice of its desire to review the Related Documentation and the purpose of that review. Nothing herein shall be interpreted or construed to require Miramar to retain any particular documents or documentation or to obtain The Foundry’s consent to discard or destroy any Related Documentation.
3.    PAYMENT
3.1    Compensation Payment. Miramar shall pay The Foundry up to Thirty Million US Dollars ($30,000,000.00) in consideration for the assignment and other rights granted and obligations undertaken by The Foundry pursuant to the terms of this Agreement (“Compensation Payment”). Except as expressly set forth in Section 3.2, the Compensation Payment shall be made as a series of Contingent Payments in accordance with the provisions of Section 3.4.
3.2    Early Payment. Provided that Miramar fully complies with its obligations under Section 3.4, Miramar may, at any time and in its sole discretion, make a payment or series of payments (“Early Payment”) in full or partial satisfaction’ of its obligation to make the Compensation Payment set forth in Section 3.1 above.
3.3    Satisfaction. In the event that Early Payment(s) under Section 3.2 and Contingent Payments under Section 3.4 total Thirty Million US Dollars ($30,000,000.00), Miramar’s obligation to make the Compensation Payment set forth in Section 3.1 shall be fully satisfied. Except where Miramar chooses to exercise its rights under Section 2.5 or where interest is payable pursuant to Section 3.11, in no event shall Miramar’s total financial obligation under this Agreement exceed Thirty Million US Dollars ($30,000,000.00). For avoidance of doubt, any amounts paid pursuant to Section 2.5 or interest paid pursuant to Section 3.11 shall not apply towards satisfaction of the Compensation Payment otherwise due The Foundry.

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3.4    Contingent Payments. In satisfaction of its obligation under Section 3.1 hereinabove, Miramar agrees to pay The Foundry quarterly non-refundable Contingent Payments (“Contingent Payments”) equal to:
(a)    one and one-half percent (1.5%) of Miramar’s Contingent Net Sales of Covered Products; and
(b)    one and one-half percent (1.5%) of Miramar’s Contingent Net Sales of Patented Products (“Patented Product Payment”).
3.5    Patented Product Payment Reduction. Miramar’s obligation to pay any Patented Product Payment on a Patented Product under Section 3.4(b) shall be reduced by any reasonable and necessary royalties, patent licensing fees or other amounts Miramar, its Covered Licensees, Affiliates, successor(s) or assigns are obligated to pay any third party licensor on such Patented Product. For avoidance of doubt, any Patent Product Payment reductions permitted under this Section 3.5 shall not reduce the amount of Early Payments and/or Contingent Payments required for satisfaction of the Thirty Million US Dollars ($30,000,000.00) pursuant to Section 3.3 above.
3.6    Combined Product. Notwithstanding anything to the contrary herein, in the event that a Covered Product or Patented Product is sold as part of a Combined Product, Contingent Net Sales for the purposes of Sections 3.4(a) and 3.4(b) shall be calculated by multiplying the Contingent Net Sales of the Combined Product by the fraction A/(A+B), where A is the average gross selling price during the previous calendar quarter of the Covered Product and B is the average gross selling price during the previous calendar quarter of the Combination Element. In the event that a substantial number of separate sales of the Covered Product or the Combination Element were not made during the previous calendar quarter, then the Contingent Net Sales shall be reasonably allocated by Miramar Labs between such Covered Product and such Combination Element based upon their relative importance and proprietary protection.
3.7    Multiple Payment. In no event shall any Covered Product be subject to the payment of more than one Contingent Payment under Section 3.4(a). In no event shall any Patented Product be subject to the payment of more than one Contingent Payment under Section 3.4(b). In no event shall the total Contingent Payments payable on any product sold pursuant to the terms of this agreement exceed three percent (3.0%) of the Net Selling Price of such product. For avoidance of doubt, if a product is both a Covered Product and a Patented Product, Miramar shall, subject to any setoff allowed under Section 3.5, pay both Contingent Payments under Sections 3.4(a) and 3.4(b) for a total payment of three percent (3.0%).
3.8    Remittance of Contingent Payments and Early Payments.
(a)    Payment Dates. Miramar shall, prior to the Settlement Date, pay to The Foundry all Contingent Payments due under Section 3.4 within sixty (60) days after the end of each calendar quarter of each year in which Covered Products or Patented Products are sold. For

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the purposes of this Section 3.8, the end of each calendar quarter shall take place on the following dates, respectively: March 31, June 30, September 30, and December 31.
(b)    Payment Designees. The Foundry may, at any time, request in writing that Miramar remit Contingent Payments and Early Payments directly to third parties designated by The Foundry (each, a “Designee”), and Miramar shall, subject to all applicable laws, regulations (including applicable tax withholding) and court or administrative orders, distribute such Contingent Payments and/or Early Payments to such Designees. For avoidance of doubt, The Foundry shall have the right to add, delete or change Designees at any time upon written notice to Miramar.
3.9    Contingent Payment Accounting. Each Contingent Payment made hereunder will be accompanied by a statement, signed by an executive officer of Miramar, specifying the Contingent Net Sales on which Contingent Payments are based. Such a statement will be provided within sixty (60) days after the end of each calendar quarter (as defined above) of each year after the first commercial sale of a Covered Product, whether or not any Contingent Payments are due for that quarter. Miramar will keep books and records in sufficient detail to enable the Contingent Payments due hereunder to be adequately determined, and Miramar will permit such books and records to be examined on behalf of The Foundry, at The Foundry’s expense, from time to time, but in no event more than once annually, during normal business hours and upon reasonable notice, to the extent necessary to verify the computations of all Contingent Payments or other payments made or payable hereunder.
3.10    Payment Form. Except as expressly set forth herein or as required under applicable law, all amounts payable hereunder by Miramar or any successor or assignee, shall be payable in United States Dollars without deductions for taxes, assessments, fees, or charges of any kind attributable to The Foundry; provided that if any payment on account of Contingent Net Sales is received in a foreign currency, such amount shall be converted to United States Dollars at the buying rate for the transfer of such other currency as quoted by The Wall Street Journal (Internet edition available at www.wsj.com) on the last day of the applicable accounting period, or the next business day thereafter if such last day shall be other than a business day, and the Contingent Payment shall be computed on the net amount of United States funds received by Miramar after payment of the costs of conversion.
3.11    Interest on Late Payment. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day following the calendar quarter to which such payment relates, calculated at the annual rate of the sum of (a) one percent (1%) plus (b) the prime interest rate quoted by The Wall Street Journal (Internet edition available at www.wsj.com) on the date said payment is due, or on the date the payment is made, whichever is higher, the interest being compounded on the last day of each calendar quarter, provided that in no event shall said annual rate exceed the maximum legal interest rate for corporations. Such delinquent Contingent Payment when made shall be accompanied by all interest so accrued.

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3.12    Taxes. Any withholding or other tax that is required by law to be withheld on behalf of The Foundry with respect to payments owed by Miramar pursuant to this Agreement shall be deducted by Miramar from such payment prior to remittance. Miramar shall promptly furnish The Foundry evidence of any such taxes withheld.
4.    TERM
4.1    Expiration. This Agreement shall remain in effect until the Settlement Date or the expiration date of the last to expire of the Assigned Patents, whichever is later.
4.2    Survival. The following provisions of this Agreement necessary to carry out the intent of the parties shall survive expiration of this Agreement: Article 1 (Definitions); Section 2.2 (Miramar License); Section 2.3 (a)(iii) (Exclusive Ultrasound License); Section 2.6 (Access to Related Documentation); Article 3 (Payment), but only until the Settlement Date; Section 5.1 (Patent Prosecution; Costs), but only until the Settlement Date; Section 5.2 (Cooperation), but only until the Settlement Date; Section 5.3 (Payment of Maintenance Fees), but only until expiration of all Assigned Patents; Article 6 (Enforcement), but only until expiration of all Assigned Patents; Section 7.3 (Warranty Disclaimer); Article 8 (Indemnification); and Article 9 (General Provisions). Except where Miramar has exercised its option under Section 2.5, Section 2.3(a) (Grantback License) shall survive expiration of this Agreement and shall, subsequent to such expiration, include the right to sublicense or transfer rights under the Grantback License without obligation to Miramar. Except where the Cellulite License has reverted to Miramar under Section 2.4(b) (Reversion), Section 2.3(b) (Cellulite License) shall survive expiration of this Agreement.
5.    PROSECUTION AND MAINTENANCE
5.1    Patent Prosecution; Costs. Miramar shall, at its own expense, direct the strategy and direct and perform the prosecution and maintenance of the Assigned Patents. For purposes of this Article 5, “prosecution and maintenance” of patents and patent applications shall be deemed to include, without limitation, the preparation, filing for and conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms with respect thereto.
5.2    Cooperation. Miramar will provide The Foundry with copies of all documents relating to prosecution and maintenance of the Assigned Patents and shall allow The Foundry to provide input and comment on any patent office action, such input and comment shall, where appropriate, be included in the prosecution and maintenance of the Assigned Patents. Any costs associated with such cooperation may be billed to The Foundry. Further, The Foundry shall cooperate with Miramar in the prosecution and enforcement of the Assigned Patents, including prompt execution of all legal papers that may be submitted to The Foundry with respect to any patent prosecution and maintenance, including but not limited to powers of attorney, declarations and assignments, and any other documents necessary to prosecute and maintain the Assigned Patents.

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5.3    Payment of Maintenance Fees. If Miramar elects not to pay any maintenance fee on any of the Assigned Patents, Miramar shall notify The Foundry in writing of its decision not to pay such maintenance fee not less than thirty (30) days before such maintenance fee is due. Upon receiving such notice, The Foundry shall have the option of (a) consenting in writing to the decision of Miramar not to pay the maintenance fee; or (b) paying the fee at its discretion, upon which payment Miramar shall assign such patent application or patent to The Foundry and, except as expressly set forth herein, all rights and obligations of Miramar with respect thereto shall terminate and revert to The Foundry. Absent an express written agreement between the parties, in no event shall the assignment of any patent or patent application to The Foundry under this Section 5.3 relieve Miramar of its obligations under Section 3.4(b) with respect to any Valid Claims of such patent or patent application.
6.    ENFORCEMENT
6.1    Notice. If either party determines that a third party is making, using or selling a product that may infringe any claims of the Assigned Patents, that party shall notify the other party in writing.
6.2    Enforcement.
(a)    The Foundry shall have the first right (itself or through others), at its sole option, to bring suit under the Assigned Patents for infringement of the Licensed Claims against infringers outside Miramar’s Field and/or to defend any declaratory judgment action solely related to the Licensed Claims with respect to infringers outside Miramar’s Field; provided, however, that The Foundry shall keep Miramar reasonably informed as to the defense and/or settlement of such action. Miramar shall have the right to participate in any such action with counsel of its own choice at its own expense. All recoveries received by The Foundry for enforcement of the Assigned Patents authorized by this Section 6.2(a):
(i)    shall be first applied to reimburse The Foundry’s un-reimbursed expenses, including without limitation, any patent expenses incurred by The Foundry under Section 5.2, reasonable attorney’s fees and court costs;
(ii)    shall be next applied to reimburse Miramar’s un-reimbursed expenses, including without limitation, reasonable attorney’s fees, court costs and any patent expenses incurred by Miramar under Section 5.1;
(iii)    shall, to the extent the same pertains to an infringement of the Assigned Patents, be next shared between The Foundry and Miramar, with seventy-five percent to The Foundry and twenty-five percent to Miramar; and
(iv)    any remainder shall be retained by The Foundry.
(b)    Miramar shall have the first right (itself or through others), at its sole option, to bring suit under the Assigned Patents, including, without limitation the Licensed

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Claims, against infringers in Miramar’s Field and/or to defend any declaratory judgment action with respect thereto; provided, however, that Miramar shall keep The Foundry reasonably informed as to the defense and/or settlement of such action. The Foundry shall, prior to the Settlement Date, have the right to participate in any such action with counsel of its own choice at its own expense. All recoveries received by Miramar from an action to enforce the Patent Rights or declaratory judgment action:
(i)    shall be first applied to reimburse Miramar’s un-reimbursed expenses, including without limitation, reasonable attorney’s fees, court costs and any patent expenses incurred by Miramar under Section 5.1;
(ii)    shall be next applied to reimburse The Foundry’s un-reimbursed expenses, including without limitation, any patent expenses incurred by The Foundry under Section 5.2, reasonable attorney’s fees and court costs;
(iii)    shall, prior to the Settlement Date and to the extent the same pertains to an infringement of the Assigned Patents in Miramar’s Field, next be treated as Contingent Net Sales; and
(iv)    any remainder shall be retained by Miramar.
(c)    In the event that, prior to the Settlement Date, Miramar elects not to initiate an action to enforce the Assigned Patents against a commercially significant infringement by a third party in Miramar’s Field or to license such third party under the Assigned Patents, within six (6) months of a request by The Foundry to initiate an action, (or within such shorter period which may be required to preserve the legal rights of The Foundry under the laws of the relevant jurisdiction), The Foundry may initiate such action at its expense with Miramar’s prior written consent, which consent shall not be unreasonably withheld. Miramar shall have the right to participate in any such action with counsel of its own choice at its own expense. All recoveries received by The Foundry from an action to enforce the Assigned Patents against infringers in Miramar’s Field:
(i)    shall be first applied to reimburse The Foundry’s un-reimbursed expenses, including without limitation, any patent expenses incurred by The Foundry under Section 5.2, reasonable attorney’s fees, court costs ;
(ii)    shall be next applied to reimburse Miramar’s un-reimbursed expenses, including without limitation, reasonable attorney’s fees, court costs any patent expenses incurred by Miramar under Section 5.1;
(iii)    any remainder shall, to the extent the same pertains to an infringement of the Assigned Patents in Miramar’s Field, be divided seventy-five percent (75%) to The Foundry and twenty-five percent (25%) to Miramar.

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(d)    Except as expressly set forth in Sections 6.2(a)-(c), Miramar shall have the sole right (itself or through others), at its sole option, to bring suit under the Assigned Patents, including, without limitation, the Licensed Claims. All recoveries received by Miramar from an action under this Section 6.2(d) shall be retained by Miramar
6.3    Cooperation. In any suit, action or other proceeding in connection with enforcement and/or defense of the Assigned Patents, the parties shall cooperate fully with each other, including without limitation by joining as a party plaintiff and executing such documents as the other party may reasonably request. Upon the request of and, at the expense of a party, each party shall make available at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and other similar materials in each of its possession.
6.4    No Implied Obligations. Except as expressly provided in this Article 6, neither party has any obligation to bring or prosecute actions or suits against any third party for patent infringement
7.    REPRESENTATIONS AND WARRANTIES
7.1    Foundry Representations and Warranties. The Foundry hereby represents and warrants that:
(e)    excluding Miramar’s rights and interests and The Foundry’s obligations to Cabochon which are within the scope of the Grantback License, The Foundry is the exclusive owner of the entire right, title and interest in the Assigned Patents and Assigned Technology, and has sufficient right, title and interest to grant all assignments, rights and licenses granted by The Foundry in this Agreement;
(f)    except with respect to The Foundry’s obligations to Cabochon which are within the scope of the Grantback License, no other assignments, licenses, security interests or other encumbrances have previously been granted with respect to the Assigned Patents or Assigned Technology, nor are there any presently outstanding obligations, licenses, agreements or claims of any kind related to the Assigned Patents or Assigned Technology;
(g)    The Foundry does not own or control any other patent or intellectual property rights which would prevent or conflict with the practice of the Assigned Patents or Assigned Technology in Miramar’s Field;
(h)    The Foundry has no actual knowledge of any grounds for invalidity of or unenforceability of the Assigned Patents; and
(i)    the execution delivery, or performance of this Agreement will not constitute a violation of, be in conflict with, or result in a breach of, any agreement or contract to which The Foundry is a party or to which The Foundry is bound.

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7.2    Miramar Representations and Warranties. Miramar hereby represents and warrants that:
(a)    Miramar has full power and authority to execute, deliver and perform this Agreement;
(b)    the execution, delivery and performance of this Agreement does not contravene any law, regulation, rule or order binding Miramar and does not contravene the provisions of or constitute a default under any contract or other agreement binding Miramar;
(c)    Miramar is a duly organized corporation under the laws of Delaware and the undersigned officer has authority to commit Miramar to its obligations hereunder; and
(d)    Miramar has not granted any rights to any third party in conflict or otherwise inconsistent with the licenses granted to The Foundry hereunder.
7.3    Warranty Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 7, NEITHER PARTY MAKES ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, PATENTABILITY, NON-INFRINGEMENT OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ASSIGNED PATENTS, ASSIGNED TECHNOLOGY, LICENSED CLAIMS OR LICENSED TECHNOLOGY, AND EACH PARTY HEREBY DISCLAIMS THE SAME.
8.    INDEMNIFICATION
8.1    Indemnification by The Foundry. The Foundry shall indemnify, defend and hold harmless Miramar and its shareholders, trustees, officers, and professional staff, employees and their respective successors, heirs and assigns (collectively, the “Miramar Indemnitees”), against any liability, damage, loss, or expense incurred by or imposed upon the Miramar Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising out of:
(e)    any material breach of The Foundry’s obligations under this Agreement;
(f)    any breach of the representations made by The Foundry in this Agreement;
(g)    the operation of The Foundry’s business;
(h)    Miramar’s payment of Contingent Payments or Early Payments to Designees in accordance with The Foundry’s instructions under Section 3.8(b); or
(i)    any exercise of The Foundry’s rights under this Agreement, including, without limitation:

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(i)    any exercise by The Foundry, its sub-licensees or transferees, of its rights under the Grantback License;
(ii)    the manufacture or sale of products or services licensed hereunder, including, without limitation, any claim of infringement or misappropriation of any third party intellectual property rights resulting therefrom; or
(iii)    the assertion by The Foundry of its rights under the Assigned Patents.
8.2    Indemnification by Miramar. Miramar shall indemnify, defend and hold harmless The Foundry and its shareholders, trustees, officers, and professional staff, employees and their respective successors, heirs and assigns (collectively, the “Foundry Indemnitees”), against liability, damage, loss, or expense incurred by or imposed upon The Foundry Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising out of:
(a)    any material breach of Miramar’s obligations under this Agreement;
(b)    any breach of the representations made by Miramar in this Agreement;
(c)    the operation of Miramar’s business; or
(d)    any exercise of Miramar’s rights under this Agreement, including, without limitation:
(i)    the manufacture or sale of products or services licensed hereunder, including, without limitation, any claim of infringement or misappropriation of any third party intellectual property rights resulting therefrom;
(ii)    the assertion by Miramar of its rights under the Assigned Patents; or
(iii)    any exercise by Miramar, its sub-licensees or transferees, of its rights under the Retained Technology license in Section 2.2.
8.3    Indemnification Procedures. If any party entitled to indemnification under this Article 8 (“Indemnified Party”) makes an indemnification request to the other, the Indemnified Party shall permit the other party (“Indemnifying Party”) to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party, enter into any settlement or agree to any disposition that imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of the Indemnifying Party. The Indemnified Party shall notify the Indemnifying Party promptly of any claim for which the Indemnifying Party is responsible and shall reasonably cooperate with the Indemnifying Party to facilitate defense of

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any such claim. An Indemnified Party shall at all times have the option to participate in any matter or litigation, including but not limited to participation through counsel of its own selection, if desired, the hiring of such separate counsel being at Indemnified Party’s own expense.
9.    GENERAL PROVISIONS
9.1    Interpretation; Enforcement of Provisions; Headings. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement. Headings included herein are for convenience only, and shall not be used to construe this Agreement.
9.2    Applicable Law. This Agreement is made an entered into pursuant to the laws of the United States of America and the laws of the State of Delaware.
9.3    Confidential Information.
(a)    During the term of this Agreement and for five (5) years thereafter, except as provided herein, each party shall maintain in confidence, and shall not use for any purpose or disclose to any third party, information disclosed by the other party in writing and marked “Confidential” or that is disclosed orally and confirmed in writing as confidential within forty-five (45) days following such disclosure (collectively, “Confidential Information”). Confidential Information shall include all confidential and proprietary information disclosed by the parties under the terms of the Technology Agreement and the License and Royalty Agreement. Confidential Information shall not include any information that:
(i)    is already known to the receiving party at the time of disclosure by the disclosing party under this Agreement, but excluding confidential and proprietary information disclosed by the disclosing party under the Technology Agreement and/or the License and Royalty Agreement;
(ii)    was already known to the receiving party prior to the time of its initial disclosure by the disclosing party under the Technology Agreement or the License and Royalty Agreement, whichever initial disclosure occurred earlier;
(iii)    is now or hereafter becomes publicly known other than through acts or omissions of the receiving party; or
(iv)    is disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party; or
(v)    is independently developed by the receiving party without reliance on the Confidential Information of the disclosing party.

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(b)    Notwithstanding the provisions of Section 9.3(a) above, the receiving party may use or disclose Confidential Information of the disclosing party to the extent necessary to exercise its rights hereunder (including commercialization and/or sublicensing) or fulfill its obligations and/or duties hereunder and in filing for, prosecuting or maintaining any proprietary rights, prosecuting or defending litigation, complying with applicable governmental regulations and/or submitting information to tax or other governmental authorities; provided that if the receiving party is required by law to make any public disclosures of Confidential Information of the disclosing party, to the extent it may legally do so, it will give reasonable advance notice to the disclosing party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise).
9.4    Waiver. The waiver by either of the parties hereto of any breach of any provision hereof by the other party will not be construed to be a waiver of any subsequent breach of such provision or a waiver of the provision itself.
9.5    Notices. All notices, demands, statements, Contingent Payments or Early Payments or other communications made hereunder will be in writing and will be deemed to have been given: (a) when delivered personally, by telex or telecopier, with accompanying confirmation or (b) when received if sent by overnight express or mailed, by registered mail or certified mail, with a return receipt requested and addressed to the party from whom signatures are required. The addresses of the parties hereto are listed below and are subject to change from time to time upon written notice thereof to the other party:

To Miramar:	Miramar Labs, Inc. Attn: CEO 199 Jefferson Drive Menlo Park, CA 94025 Fax: (650) 326-3108
To The Foundry:	The Foundry, Inc. Attn: CEO 199 Jefferson Drive Menlo Park, CA 94025 Fax: (650) 326-3108
9.6    Successors and Assigns. This Agreement and all of the rights and obligation hereunder will inure to the benefit of and will be binding upon the parties and their respective successors and assigns. Any attempted assignment by either party in violation of this Section 9.6 will be void.
(a)    Miramar’s Rights. Miramar may freely assign, or otherwise transfer its rights and obligations hereunder to any third party, provided that: (a) any such assignment or transfer shall obligate the third party to all terms and conditions of this Agreement, and (b) all rights and obligations under this Agreement shall inure to the benefit of and will be binding upon the third party and their respective successors and assigns. Notwithstanding anything to the

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contrary herein, Miramar shall have the right to sell, transfer or assign the Assigned Patents Assigned Technology and Related Documentation, or any portion thereof, to new owners (“New Owner(s)”), provided that all of Miramar’s obligations to The Foundry in connection with such Assigned Patents, Assigned Technology and Related Documentation are delegated to and assumed by the respective New Owner(s) and such New Owner(s) agree in writing to be bound by the terms and conditions of this Agreement. Miramar agrees to promptly notify The Foundry of its sale, assignment or transfer of ownership of any Assigned Patent(s), Assigned Technology or Related Documentation, and shall provide to The Foundry a redacted copy of such sale, assignment or transfer agreement.
(b)    The Foundry’s Rights. Except as expressly set forth herein, The Foundry may not assign its rights and obligations hereunder without the prior written consent of Miramar, except that the Foundry may assign its rights and obligations without such consent to a person or entity that acquires all or substantially all of the business or assets of the Foundry (or that portion thereof to which this Agreement pertains), in each case whether by merger, acquisition, reorganization, operation of law or otherwise, provided that such assignee agrees in writing to be bound by the terms and conditions of this Agreement.
9.7    Entire Agreement. This Agreement and the Technology Agreement constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and shall supersede and cancel any contrary or inconsistent matter contained in any prior understanding or agreement with respect thereto. This Agreement may not be altered, amended or modified in any manner, except by mutual written agreement of the parties.
9.8    License and Royalty Agreement. The License and Royalty Agreement between the parties, and all rights and obligations thereunder, is hereby terminated as of the Effective Date.
9.9    Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original document, but all of which shall constitute the same agreement.
9.10    Arbitration.
(a)    Notice of Breach. In the event either party fails to comply with any material term or condition of this Agreement, the non-defaulting party may initiate arbitration under this Section 9.10, provided that the non-defaulting party has given the defaulting party sixty (60) days written notice of such failure and the defaulting party has not remedied such failure within the sixty (60) day notice period. In the event that either party chooses to exercise its option to invoke the provisions of Section 9.10, the sixty (60) day notice period shall be extended for the duration of any arbitration proceedings between the parties.
(b)    Procedure. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the

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date of this Agreement, and the Patent Arbitration Rules of the American Arbitration Association, as applicable. Any arbitrator selected shall be experienced in the medical device industry and practice of intellectual property and licensing, shall be appointed in accordance with such rules, and shall be acceptable to both parties. The arbitration award shall be final and binding on the parties hereto and shall be in writing and include the findings of fact and conclusions of law upon which it is based. Judgment upon the award rendered may be entered in any court having jurisdiction. The place of arbitration shall be San Francisco, California.
9.11    Limitation of Liability. EXCEPT FOR CONSEQUENTIAL DAMAGE CLAIMS ARISING OUT OF SECTION 9.3, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR RELIANCE DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION: LOSS OF PROFITS, REVENUE, OR BUSINESS, LOSS OF DATA, INTERRUPTION OF BUSINESS OR LOSS OF USE, OR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, IRRESPECTIVE OF WHETHER SUCH PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.
9.12    Independent Contractors. The parties hereby agree that the relationship between the parties is that of independent contractors. No agency, joint venture or partnership is created by this Agreement, and neither party shall have the right to incur obligations in the name of the other party.
9.13    Further Assurances. Each party shall perform such further acts and sign and deliver such further documents that are reasonably necessary to effectuate the provisions of this Agreement.
IN WITNESS WHEREOF, the parties have caused this instrument to be executed, effective as of the Effective Date.
THE FOUNDRY, INC.            MIRAMAR LABS, INC.
By: /s/ Hanson Gifford            By: /s/ Darrell Zoromski

Printed: Hanson Gifford            Printed: Darrel Zoromski
Title: President & CEO            Title: CEO
Date: 4/2/09            Date: 4/7/09

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EXHIBIT A
ASSIGNED PATENTS

KMOB Ref. No.	Title	App. No. /Patent No.	Filing/Issue Date
FOUNDRY.001PR	METHODS AND APPARATUS FOR REDUCING SWEAT PRODUCTION	60/912,899	April 19, 2008
FOUNDRY.007PR	METHODS, DEVICES AND SYSTEMS FOR NON-INVASIVE DELIVERY OF MICROWAVE THERAPY	61/013,274	December 12, 2007
FOLTNDRY.019PR	SYSTEMS AND METHODS FOR CREATING AN EFFECT USING MICROWAVE ENERGY IN SPECIFIED TISSUE	61/045,937	April 17, 2008
FOLTNDRY.001VPC	METHODS AN APPARATUS FOR REDUCING SWEAT PRODUCTION	PCT/US2008/60935	April 18, 2008
FOUNDRY.007VPC	METHODS, DEVICES, AND SYSTEMS FOR NON-INVASIVE DELIVERY OF MICROWAVE THERAPY	PCT/US2008/60929	April 18, 2008
FOUNDRY.019VPC	SYSTEMS AND METHODS FOR CREATING AN EFFECT USING MICROWAVE ENERGY TO SPECIFIED TISSUE	PCT/US2008/60940	April 18, 2008
FOUNDRY.019VPC2	SYSTEMS AND METHODS FOR CREATING AN EFFECT USING MICROWAVE ENERGY TO SPECIFIED TISSUE	PCT/US2008/60922	April 18, 2008
FOUNDRY.019A	SYSTEMS AND METHODS FOR CREATING AN EFFECT USING MICROWAVE ENERGY TO SPECIFIED TISSUE	12/107,025	April 21, 2008

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RKM Ref. No.	Title	App. No. /Patent No.	Filing/Issue Date
9853.20607-PROV	SYSTEMS AND METHODS FOR CREATING AN EFFECT USING MICROWAVE ENERGY TO SPECIFIED TISSUE, SUCH AS SWEAT GLANDS	61/196,948	10/22/2008
9853.20759-PCT	SYSTEMS, APPARATUS, METHODS AND PROCEDURES FOR THE NONINVASIVE TREATMENT OF TISSUE USING MICROWAVE ENERGY	PCT/US2008/013650	12/12/2008
9853.20835-PROV	SYSTEMS, APPARATUS, METHODS AND PROCEDURES FOR THE NONINVASIVE TREATMENT OF TISSUE USING MICROWAVE ENERGY	61/208,315	2/23/2009

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EXHIBIT B
FORM OF ASSIGNMENT
This Assignment is made as of the __ day of ____________ , 2008 by The Foundry, Inc., a Delaware corporation having a principal place of business at 199 Jefferson Drive, Menlo Park, CA 94025 (“ASSIGNOR”), to Miramar Labs, Inc., a Delaware corporation having a principal place of business at 199 Jefferson Drive, Menlo Park, CA 94025 (“ASSIGNEE”).
WHEREAS, the ASSIGNOR is the owner of those patents and patent applications listed on Schedule A attached hereto (collectively, the “PATENTS”);
WHEREAS, the ASSIGNEE is desirous of acquiring the entire right, title, and interest of ASSIGNOR in and to said PATENTS; and
WHEREAS, the ASSIGNOR and ASSIGNEE have entered into an Assignment and License Agreement, effective January 31, 2008.
NOW, THEREFORE, for good and valuable consideration paid by the ASSIGNEE, receipt of which is hereby acknowledged, the ASSIGNOR does hereby agree as follows:
1.Assignment. ASSIGNOR hereby sells, assigns, transfers, and sets over to the ASSIGNEE and its successors and assigns all of ASSIGNOR’s worldwide right, title, and interest in and to the PATENTS, including, without limitation, all (i) reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part of the PATENTS, and (ii) rights to apply in any or all countries of the world for patents, certificates of invention, or other governmental grants for the PATENTS, including without limitation under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement, or understanding.
2.    Authorization. ASSIGNOR also hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents or certificates of invention which may be granted upon any of the PATENTS in the name of ASSIGNEE, as the ASSIGNEE to the entire interest therein.
Signature page follows

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IN WITNESS WHEREOF, the ASSIGNOR has caused this Assignmentto be executed by a duly authorized officer.
ASSIGNOR            ASSIGNEE
[ ].
By:             By:
Date:        Date:
ACKNOWLEDGMENT
State of     )
                ) ss:
County of     )
On this __ day of ____________ 2008, before me, the undersigned, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument on behalf of the corporation named herein, and acknowledged that s/he executed it in such representative capacity.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.
Notary Public
My Commission Expires on

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